February 2019

Preliminary Pricing Supplement No. 1,623
Registration Statement Nos. 333-221595; 333-221595-01
Dated February 20, 2019
Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. and International Equities

Callable Fixed Income Securities due February 25, 2021

Based on the Worst Performing of the Dow Jones Industrial AverageSM and the iShares® MSCI Emerging Markets ETF

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying prospectus supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal. Instead, the securities offer the opportunity for investors to earn a fixed quarterly coupon at the rate specified below. In addition, beginning on August 27, 2019, we will have the right to redeem the securities at our discretion on any quarterly redemption date for a redemption payment equal to the sum of the stated principal amount plus the related quarterly coupon. An early redemption of the securities will be at our discretion and will not automatically occur based on the performance of the underlyings. At maturity, if the securities have not previously been redeemed and the final level of each underlying is greater than or equal to the barrier level of 65% of the respective initial level, which we refer to as the downside threshold level, the payment at maturity will be, in addition to the final quarterly coupon, the stated principal amount. If, however, the final level of either underlying is less than its downside threshold level, the payment at maturity will be, in addition to the final quarterly coupon, the stated principal amount multiplied by the index performance factor of the worst performing underlying. In this scenario, investors will be fully exposed to the decline in the worst performing underlying on a 1-to-1 basis and will receive a payment at maturity that is less than 65% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment based on the performance of either underlying. Because the payment at maturity is based on the worst performing of the underlyings, a decline beyond the respective downside threshold level of either underlying will result in a significant loss of your investment, even if the other underlying has appreciated or has not declined as much. Investors will not participate in any appreciation in either underlying. The securities are for investors who are willing to risk their principal based on the worst performing of the underlyings and who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of an early redemption of the securities at our discretion. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlyings:	Dow Jones Industrial AverageSM (the “INDU Index”) and iShares® MSCI Emerging Markets ETF (the “EEM Shares”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	February 22, 2019
Original issue date:	February 27, 2019 (3 business days after the pricing date)
Maturity date:	February 25, 2021
Optional early redemption:	Beginning on August 27, 2019, we will have the right to redeem the securities, at our discretion, in whole but not in part, on any quarterly redemption date for the redemption payment. If we decide to redeem the securities, we will give you notice at least 3 business days before the redemption date specified in the notice. No further payments will be made on the securities once they have been redeemed.
Quarterly coupon:	Unless the securities have been previously redeemed, a quarterly coupon at an annual rate of 6.65% (corresponding to approximately $16.625 per quarter per security) is paid on each coupon payment date.
Payment at maturity:

If the securities have not previously been redeemed prior to maturity, the payment at maturity will be, in addition to the final quarterly coupon, as follows:

If the final level of each underlying is greater than or equal to its respective downside threshold level: the stated principal amount.

If the final level of either underlying is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the performance factor of the worst performing underlying. Under these circumstances, the payment at maturity will be less than 65% of the stated principal amount of the securities and could be zero.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $983.70 per security, or within $10.00 of that estimate. See “Investment Overview” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$	$
Total	$	$	$
(1)	Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $ for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(2)	See “Use of proceeds and hedging” on page 32.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 10.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying prospectus supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related prospectus supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Prospectus Supplement dated November 16, 2017           Index Supplement dated November 16, 2017           Prospectus dated November 16, 2017

Morgan Stanley Finance LLC

Callable Fixed Income Securities due February 25, 2021
Based on the Worst Performing of the Dow Jones Industrial AverageSM and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

Terms continued from previous page:
Redemption payment:	The redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the quarterly coupon for the related quarterly period.
Redemption dates:	Beginning after six months, quarterly, on August 27, 2019, November 27, 2019, February 27, 2020, May 28, 2020, August 27, 2020 and November 27, 2020; provided that if any such day is not a business day, the redemption payment will be made on the next succeeding business day and no adjustment will be made to any redemption payment made on that succeeding business day.
Initial level:

With respect to the INDU Index:         , which is the closing level of such underlying on the pricing date

With respect to the EEM Shares: $         , which is the closing level of such underlying on the pricing date

Final level:	With respect to each underlying, the respective closing level on the final observation date
Closing level:

With respect to the INDU Index, on any index business day, the index closing value of such underlying on such day

With respect to the EEM Shares, on any trading day, the closing price of one EEM Share on such day times the adjustment factor on such day

Worst performing underlying:	The underlying with the larger percentage decrease from the respective initial level to the respective final level
Performance factor:	With respect to each underlying, the final level divided by the initial level
Downside threshold level:	With respect to the INDU Index: , which is 65% of the initial level for such underlying With respect to the EEM Shares: $ , which is 65% of the initial level for such underlying
Coupon payment dates:	May 28, 2019, August 27, 2019, November 27, 2019, February 27, 2020, May 28, 2020, August 27, 2020, November 27, 2020 and the maturity date; provided that if any such day is not a business day, that quarterly coupon will be paid on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day.
Final observation date:	February 22, 2021, subject to postponement for non-index business days and non-trading days, as applicable, and certain market disruption events.
Adjustment factor:	With respect to the EEM Shares, 1.0, subject to adjustment in the event of certain events affecting the EEM Shares
CUSIP / ISIN:	61768DS97 / US61768DS970
Listing:	The securities will not be listed on any securities exchange.

February 2019	Page 2

Morgan Stanley Finance LLC

Callable Fixed Income Securities due February 25, 2021
Based on the Worst Performing of the Dow Jones Industrial AverageSM and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

Investment Overview

Callable Fixed Income Securities

Principal at Risk Securities

Callable Fixed Income Securities due February 25, 2021 Based on the Worst Performing of the Dow Jones Industrial AverageSM and the iShares® MSCI Emerging Markets ETF (the “securities”) do not guarantee the repayment of principal. Instead, the securities offer the opportunity for investors to earn a fixed quarterly coupon at the rate specified below. In addition, beginning on August 27, 2019, we will have the right to redeem the securities at our discretion on any quarterly redemption date for a redemption payment equal to the sum of the stated principal amount plus the related quarterly coupon. At maturity, if the final level of each underlying is greater than or equal to 65% of the respective initial level, which we refer to as the downside threshold level, the payment at maturity will be, in addition to the final quarterly coupon, the stated principal amount. If, however, the final level of either underlying is less than its downside threshold level, the payment at maturity will be, in addition to the final quarterly coupon, the stated principal amount multiplied by the index performance factor of the worst performing. In this scenario, investors will be fully exposed to the decline in the worst performing underlying on a 1-to-1 basis and will receive a payment at maturity that is less than 65% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment based on the performance of either underlying.

Maturity:	Approximately 2 years, unless redeemed earlier at our discretion
Quarterly coupon:	A fixed coupon at an annual rate of 6.65% (corresponding to approximately $16.625 per quarter per security) is paid on each coupon payment date.
Early redemption at the option of the issuer:

Beginning on August 27, 2019, we have the right to redeem the securities on any quarterly redemption date for an early redemption payment equal to the stated principal amount plus the quarterly coupon for the relevant quarterly interest period. Any early redemption of the securities will be at our discretion and will not automatically occur based on the performance of the underlyings. It is more likely that we will redeem the securities when it would otherwise be advantageous for you to continue to hold the securities. As such, we will be more likely to redeem the securities when the quarterly coupon payable on the securities is significantly greater than the interest that would be payable on instruments of a comparable maturity and credit rating trading in the market. In other words, we will be more likely to redeem the securities when the securities are paying an above-market coupon. If the securities are redeemed prior to maturity, you will receive no more quarterly coupon payments, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

On the other hand, we will be less likely to exercise our redemption right when the closing level of either underlying is near or below its respective downside threshold level, such that you are likely to suffer a significant loss on your initial investment in the securities at maturity. Therefore, if we do not exercise our redemption right, it is more likely that you will suffer a significant loss at maturity.

Payment at maturity:

If the securities have not previously been redeemed prior to maturity, the payment at maturity will be, in addition to the final quarterly coupon, as follows:

If the final level of each underlying is greater than or equal to its respective downside threshold level: the stated principal amount.

If the final level of either underlying is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the performance factor of the worst performing underlying. Under these circumstances, the payment at maturity will be less than 65% of the stated principal amount of the securities and could be zero.

We are using this preliminary pricing supplement to solicit from you an offer to purchase the securities. You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the relevant agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any material changes to the terms of the securities, we will notify you.

February 2019	Page 3

Morgan Stanley Finance LLC

Callable Fixed Income Securities due February 25, 2021
Based on the Worst Performing of the Dow Jones Industrial AverageSM and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

Morgan Stanley clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $983.70, or within $10.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the quarterly coupon rate and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

February 2019	Page 4

Morgan Stanley Finance LLC

Callable Fixed Income Securities due February 25, 2021
Based on the Worst Performing of the Dow Jones Industrial AverageSM and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

Key Investment Rationale

These securities are for investors who are willing to risk their principal based on the worst performing of the underlyings and who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of an early redemption of the securities at our discretion. The following scenarios are for illustration purposes only to demonstrate how the payment at maturity and quarterly coupon (if the securities have not previously been redeemed) are determined, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed by us at our discretion and the payment at maturity may be less than 65% of the stated principal amount and could be zero. Investors will not participate in any appreciation in either underlying.

Scenario 1: The securities are redeemed prior to maturity.

This scenario assumes that we redeem the securities at our discretion prior to the maturity date on one of the quarterly redemption dates, starting on August 27, 2019, six months after the original issue date, for the redemption payment equal to the stated principal amount plus the related quarterly coupon for the related quarterly period.  Prior to the optional early redemption, investors receive the quarterly coupon for each interest period. No further payments will be made on the securities once they have been redeemed. Investors will not participate in any appreciation in either underlying.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity.

This scenario assumes that we do not exercise our redemption right on any of the quarterly redemption dates, and, as a result, investors hold the securities to maturity. Investors receive the quarterly coupon for each interest period. On the final observation date, each underlying closes at or above its respective downside threshold level. The payment due at maturity will be, in addition to the final quarterly coupon, the stated principal amount. Investors will not participate in any appreciation in either underlying.

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity.	This scenario assumes that we do not exercise our redemption right on any of the quarterly redemption dates, and, as a result, investors hold the securities to maturity. Investors receive the quarterly coupon for each interest period. On the final observation date, one or both underlyings close below the respective downside threshold level(s). At maturity, investors will receive an amount equal to the stated principal amount multiplied by the performance factor of the worst performing underlying. Under these circumstances, the payment at maturity will be less than 65% of the stated principal amount and could be zero.

February 2019	Page 5

Morgan Stanley Finance LLC

Callable Fixed Income Securities due February 25, 2021
Based on the Worst Performing of the Dow Jones Industrial AverageSM and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

Underlyings Summary

Dow Jones Industrial AverageSM

The Dow Jones Industrial AverageSM is a price-weighted index composed of 30 common stocks that is published by S&P Dow Jones Indices LLC, the marketing name and a licensed trademark of CME Group Index Services LLC, as representative of the broad market of U.S. industry.

Information as of market close on February 19, 2019:

Bloomberg Ticker Symbol:	INDU
Current Index Value:	25,891.32
52 Weeks Ago:	24,964.75
52 Week High (on 10/3/2018):	26,828.39
52 Week Low (on 12/24/2018):	21,792.20

For additional information about the Dow Jones Industrial AverageSM, see the information set forth under “Dow Jones Industrial AverageSM” in the accompanying index supplement. Furthermore, for additional historical information, see “Dow Jones Industrial AverageSM Historical Performance” below.

iShares® MSCI Emerging Markets ETF

The iShares® MSCI Emerging Markets ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets IndexSM. The iShares® MSCI Emerging Markets ETF is managed by iShares®, Inc. (“iShares”), a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI Emerging Markets ETF. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-97598 and 811-09102, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that such publicly available information regarding the iShares® MSCI Emerging Markets ETF is accurate or complete.

Information as of market close on February 19, 2019:

Bloomberg Ticker Symbol:	EEM UP
Current Index Value:	$42.42
52 Weeks Ago:	$48.86
52 Week High (on 2/26/2018):	$50.18
52 Week Low (on 10/29/2018):	$38.00

This document relates only to the securities offered hereby and does not relate to the EEM Shares. We have derived all disclosures contained in this document regarding iShares from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the EEM Shares (and therefore the price of the EEM Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the EEM Shares.

February 2019	Page 6

Morgan Stanley Finance LLC

Callable Fixed Income Securities due February 25, 2021
Based on the Worst Performing of the Dow Jones Industrial AverageSM and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

We and/or our affiliates may presently or from time to time engage in business with iShares. In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the EEM Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment linked to the EEM Shares.

iShares® is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BTC”). The securities are not sponsored, endorsed, sold, or promoted by BTC. BTC makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The MSCI Emerging Markets IndexSM. The MSCI Emerging Markets IndexSM is a stock index calculated, published and disseminated daily by MSCI Inc. and is intended to provide performance benchmarks for certain emerging equity markets including Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Pakistan, Peru, Philippines, Poland, Qatar, Russia, South Africa, Taiwan, Thailand, Turkey and United Arab Emirates. The MSCI Emerging Markets IndexSM is described in “MSCI Emerging Markets IndexSM” and “MSCI Global Investable Market Indices Methodology” in the accompanying index supplement.

February 2019	Page 7

Morgan Stanley Finance LLC

Callable Fixed Income Securities due February 25, 2021
Based on the Worst Performing of the Dow Jones Industrial AverageSM and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity. The following examples are for illustrative purposes only. You will receive a fixed quarterly coupon at a rate of 6.65% per annum until early redemption, if applicable, or until maturity, regardless of the performance of the underlyings. The amount you will receive at maturity, if any, will be determined by reference to the final level of each underlying on the final observation date. The following examples assume that we do not exercise our redemption right. Any early redemption of the securities will be at our discretion. The actual initial level and downside threshold level for each underlying will be determined on the pricing date. All payments on the securities, if any, are subject to our credit risk. The below examples are based on the following terms:

Quarterly Coupon:	6.65% per annum (corresponding to approximately $16.625 per quarter per security)*
Optional Early Redemption:	The securities may be redeemed at our discretion on any quarterly redemption date beginning on August 27, 2019 for a redemption payment equal to the stated principal amount plus the related quarterly coupon.
Payment at Maturity:

If the securities have not been previously redeemed prior to maturity, the payment at maturity will be, in addition to the final quarterly coupon, as follows:

If the final level of each underlying is greater than or equal to its respective downside threshold level: the stated principal amount.

If the final level of either underlying is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the performance factor of the worst performing underlying. Under these circumstances, the payment at maturity will be less than 65% of the stated principal amount of the securities and could be zero.

Stated Principal Amount:	$1,000
Hypothetical Initial Level:	With respect to the INDU Index: 26,000 With respect to the EEM Shares: $42.00
Hypothetical Downside Threshold Level:

With respect to the INDU Index: 16,900, which is 65% of the hypothetical initial level for such underlying

With respect to the EEM Shares: $27.30, which is 65% of the hypothetical initial level for such underlying

* The actual quarterly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 basis. The hypothetical quarterly coupon of $16.625 is used in these examples for ease of analysis.

February 2019	Page 8

Morgan Stanley Finance LLC

Callable Fixed Income Securities due February 25, 2021
Based on the Worst Performing of the Dow Jones Industrial AverageSM and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

How to calculate the payment at maturity (if the securities have not been redeemed early at our option):

	Final Level		Payment at Maturity (in addition to the quarterly coupon of $16.625 with respect to the final quarterly period)
	INDU Index	EEM Shares
Example 1:	27,000 (at or above the downside threshold level)	$50.00 (at or above the downside threshold level)	$1,000.00 (the stated principal amount)
Example 2:	18,500 (at or above the downside threshold level)	$16.80 (below the downside threshold level)	$1,000 x performance factor of the worst performing underlying = $1,000 x ($16.80 / $42.00) = $400
Example 3:	10,400 (below the downside threshold level)	$30.00 (at or above the downside threshold level)	$1,000 x (10,400 / 26,000) = $400
Example 4:	7,800 (below the downside threshold level)	$16.80 (below the downside threshold level)	$1,000 x (7,800 / 26,000) = $300
Example 5:	10,400 (below the downside threshold level)	$12.60 (below the downside threshold level)	$1,000 x ($12.60 / $42.00) = $300

In example 1, the final levels of both the INDU Index and the EEM Shares are at or above their downside threshold levels. Therefore, investors receive at maturity the stated principal amount of the securities (in addition to the final quarterly coupon payment). However, investors do not participate in the appreciation of either underlying.

In examples 2 and 3, the final level of one underlying is at or above its downside threshold level but the final level of the other underlying is below its downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying at maturity and receive at maturity an amount equal to the stated principal amount times the performance factor of the worst performing underlying (in addition to the final quarterly coupon payment).

Similarly, in examples 4 and 5, the final level of each underlying is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount times the performance factor of the worst performing underlying (in addition to the final quarterly coupon payment). In example 4, the INDU Index has declined 70% from the respective initial level to the respective final level, while the EEM Shares have declined 60% from the respective initial level to the respective final level. Therefore, the payment at maturity equals (in addition to the final quarterly coupon) the stated principal amount times the performance factor of the INDU Index, which is the worst performing underlying in this example. In example 5, the INDU Index has declined 60% from the respective initial level, while the EEM Shares have declined 70% from the respective initial level to the respective final level. Therefore the payment at maturity equals (in addition to the final quarterly coupon payment) the stated principal amount times the performance factor of the EEM Shares, which are the worst performing underlying in this example.

If the securities have not been redeemed prior to maturity and the final level of EITHER underlying is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying at maturity, and your payment at maturity will be less than $650 per security and could be zero (in addition to the final quarterly coupon payment).

February 2019	Page 9

Morgan Stanley Finance LLC

Callable Fixed Income Securities due February 25, 2021
Based on the Worst Performing of the Dow Jones Industrial AverageSM and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers before you invest in the securities.

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the repayment of principal. If the securities have not been redeemed prior to maturity and the final level of either underlying is less than its downside threshold level of 65% of its initial level, you will be exposed to the decline in the closing level of the worst performing underlying, as compared to its initial level, on a 1-to-1 basis, and you will receive for each security that you hold at maturity, in addition to the final quarterly coupon, an amount equal to the stated principal amount times the performance factor of the worst performing underlying. In this case, the payment at maturity will be less than 65% of the stated principal amount and could be zero.

▪	The securities are subject to our redemption right. The term of the securities, and thus your opportunity to earn a potentially above-market coupon may be limited by our right to redeem the securities at our option on any quarterly redemption date, beginning August 27, 2019. The term of your investment in the securities may be limited to as short as six months. Any early redemption of the securities will be at our discretion and will not automatically occur based on the performance of the underlyings. It is more likely that we will redeem the securities when it would otherwise be advantageous for you to continue to hold the securities. As such, we will be more likely to redeem the securities when the quarterly coupon payable on the securities is signficantly greater than the interest that would be payable on instruments of a comparable maturity and credit rating trading in the market. In other words, we will be more likely to redeem the securities when the securities are paying an above-market coupon. If the securities are redeemed prior to maturity, you will receive no more quarterly coupon payments, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

On the other hand, we will be less likely to exercise our redemption right when the closing level of either underlying is near or below the respective downside threshold level, such that you are likely to suffer a significant loss on your initial investment in the securities at maturity. Therefore, if we do not exercise our redemption right, it is more likely that you will suffer a significant loss at maturity.

▪	You are exposed to the price risk of both underlyings, with respect to the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of both underlyings. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to both underlyings. Poor performance by either underlying over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying. If either underlying has declined to below its respective downside threshold level as of the final observation date, you will be fully exposed to the decline in the worst performing underlying over the term of the securities on a 1-to-1 basis, even if the other underlying has appreciated or not declined as much. Under this scenario, the value of any such payment will be less than 65% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of both underlyings.

▪	Because the securities are linked to the performance of the worst performing underlying, you are exposed to a greater risk of sustaining a significant loss on your investment than if the securities were linked to just one index. The risk that you will suffer a significant loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying. With two underlyings, it is more likely that either underlying will close below its downside threshold level on the final observation date than if the securities were linked to only one underlying. Therefore, it is more likely that you will suffer a significant loss on your investment.

▪	Investors will not participate in any appreciation in either underlying. Investors will not participate in any appreciation in either underlying from the initial level for such underlying, and the return on the securities will be limited to the fixed quarterly coupons that are paid until the securities are redeemed or reach maturity.

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Morgan Stanley Finance LLC

Callable Fixed Income Securities due February 25, 2021
Based on the Worst Performing of the Dow Jones Industrial AverageSM and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity, upon early redemption or on any coupon payment date, and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	There are risks associated with investments in securities linked to the value of foreign (and especially emerging markets) equity securities. The price of the EEM Shares tracks the performance of the MSCI Emerging Markets IndexSM (the “share underlying index”), which is linked to the value of foreign (and especially emerging markets) equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. In addition, the stocks included in the MSCI Emerging Markets IndexSM and that are generally tracked by the EEM shares have been issued by companies in various emerging markets countries, which pose further risks in addition to the risks associated with investing in foreign equity markets generally. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions between countries.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying on any day, including in relation to its respective downside threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

o	the volatility (frequency and magnitude of changes in value) of each underlying and of the stocks composing the INDU Index and the share underlying index,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlyings or securities markets generally and which may affect the value of each underlying,

o	dividend rates on the securities underlying the INDU Index and the share underlying index,

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Morgan Stanley Finance LLC

Callable Fixed Income Securities due February 25, 2021
Based on the Worst Performing of the Dow Jones Industrial AverageSM and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

o	the time remaining until the securities mature,

o	interest and yield rates in the market,

o	the availability of comparable instruments,

o	the composition of the underlyings and changes in the constituent stocks of the INDU Index and the share underlying index,

o	the occurrence of certain events affecting the EEM Shares that may or may not require an adjustment to the adjustment factor, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. In particular, if either underlying has closed near or below its downside threshold level, the market value of the securities is expected to decrease substantially and you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security.

You cannot predict the future performance of either underlying based on its historical performance. The value of either underlying may close below the respective downside threshold level(s) on the final observation date so that you lose more than 35% or all of your initial investment in the securities. There can be no assurance that the closing level of each underlying will be at or above the respective downside threshold levels on the final observation date so that you do not suffer a significant loss on your initial investment in the securities. See “Dow Jones Industrial AverageSM Historical Performance” and “iShares® MSCI Emerging Markets ETF Historical Performance” below.

▪	The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the EEM Shares. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the EEM Shares. However, the calculation agent will not make an adjustment for every event that could affect the EEM Shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected.

▪	Adjustments to the EEM Shares or the share underlying index could adversely affect the value of the securities. As the investment adviser to the iShares® MSCI Emerging Markets ETF, BlackRock Fund Advisors (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets IndexSM. Pursuant to its investment strategy or otherwise, the Investment Adviser may add, delete or substitute the stocks composing the iShares® MSCI Emerging Markets ETF. Any of these actions could adversely affect the price of the EEM Shares and, consequently, the value of the securities. MSCI Inc. (“MSCI”) is responsible for calculating and maintaining the MSCI Emerging Markets IndexSM. MSCI may add, delete or substitute the stocks constituting the MSCI Emerging Markets IndexSM or make other methodological changes that could change the value of the MSCI Emerging Markets IndexSM. MSCI may discontinue or suspend calculation or publication of the MSCI Emerging Markets Index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued MSCI Emerging Markets IndexSM and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

▪	The performance and market price of the EEM Shares, particularly during periods of market volatility, may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the EEM Shares. The EEM Shares do not fully replicate the share underlying index and may hold securities that are different than those included in the share underlying index. In addition, the performance of the EEM Shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying index. All of these factors may lead to a lack of correlation between the performance of EEM Shares and the share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the EEM Shares may impact the variance between the performances of EEM Shares and the share underlying index. Finally, because the shares of the EEM Shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of the EEM Shares may differ from the net asset value per share of the EEM Shares.

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Morgan Stanley Finance LLC

Callable Fixed Income Securities due February 25, 2021
Based on the Worst Performing of the Dow Jones Industrial AverageSM and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the EEM Shares may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of the EEM Shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the EEM Shares, and their ability to create and redeem shares of the EEM Shares may be disrupted. Under these circumstances, the market price of shares of the EEM Shares may vary substantially from the net asset value per share of the EEM Shares or the level of the share underlying index.

For all of the foregoing reasons, the performance of the EEM Shares may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the EEM Shares. Any of these events could materially and adversely affect the price of the shares of the EEM Shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the final observation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment at maturity of the securities. If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of the EEM Shares on the final observation date, even if the EEM Shares’ shares are underperforming the share underlying index or the component securities of the share underlying index and/or trading below the net asset value per share of the EEM Shares.

▪	Investing in the securities is not equivalent to investing in the underlyings or the stocks composing the INDU Index or the share underlying index. Investing in the securities is not equivalent to investing in either underlying or the component stocks of the INDU Index or the share underlying index. Investors in the securities will not participate in any positive performance of either underlying, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the INDU Index or the share underlying index.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your securities for the entire 2-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to

February 2019	Page 13

Morgan Stanley Finance LLC

Callable Fixed Income Securities due February 25, 2021
Based on the Worst Performing of the Dow Jones Industrial AverageSM and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlyings and the share underlying index), including trading in the EEM Shares, the stocks that constitute the INDU Index or the share underlying index as well as in other instruments related to the underlyings. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Some of our affiliates also trade the underlyings and other financial instruments related to the underlyings and the share underlying index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial level of an underlying, and, therefore, could increase the downside threshold level for such underlying, which, if the securities have not been redeemed, is the value at or above which such underlying must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlying). Additionally, such hedging or trading activities during the term of the securities could affect the value of an underlying on the final observation date, and, accordingly, the amount of cash you receive at maturity, if any (depending also on the performance of the other underlying).

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial level and downside threshold level for each underlying, the payment at maturity, if any, and whether to make any adjustments to the adjustment factor. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the closing price or index closing value, as applicable, of any underlying in the event of a market disruption event or discontinuance of the INDU Index or the share underlying index. These potentially subjective determinations may affect the payout to you upon an optional early redemption or at maturity, if any. For further information regarding these types of determinations, see “Additional Terms of the Securities—Calculation agent,” “—Market disruption event,” “—Postponement of the final observation date,” “—Discontinuance of the INDU Index; alteration of method of calculation,” “—Discontinuance of the EEM Shares and/or the share underlying index; alteration of method of calculation” and “—Alternate exchange calculation in case of an event of default” below. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	Adjustments to the INDU Index could adversely affect the value of the securities. The publisher of the INDU Index may add, delete or substitute the component stocks of such underlying or make other methodological changes that could change the value of such underlying. Any of these actions could adversely affect the value of the securities. The publisher of the INDU Index may also discontinue or suspend calculation or publication of such underlying at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index on the final observation date, the amount payable at maturity will be based on the value of such underlying, based on the closing prices of the stocks constituting such underlying at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating such underlying last in effect prior to such

February 2019	Page 14

Morgan Stanley Finance LLC

Callable Fixed Income Securities due February 25, 2021
Based on the Worst Performing of the Dow Jones Industrial AverageSM and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

discontinuance, as compared to the respective downside threshold level (depending also on the performance of the other underlying).

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information―Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a unit consisting of (i) a Put Right (as defined below under “Additional Information―Tax considerations”) written by you to us that, if exercised, requires you to pay to us an amount equal to the Deposit (as defined below under “Additional Information―Tax considerations”), in exchange for a cash amount based on the performance of the worst performing underlier, and (ii) a Deposit with us of a fixed amount of cash to secure your obligation under the Put Right. Alternative U.S. federal income tax treatments of the securities are possible, and if the Internal Revenue Service (the “IRS”) were successful in asserting such an alternative tax treatment for the securities the timing and the character of income on the securities might differ significantly from the tax treatment described herein. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance issued after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss (including whether the entire coupon on the securities should be required to be included currently as ordinary income) and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax.

Non-U.S. Holders should note that we currently do not intend to withhold on any payments made with respect to the securities to Non-U.S. Holders (subject to compliance by such holders with certification necessary to establish an exemption from withholding and to the discussion under “Additional Information―Tax considerations—FATCA”). However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we may decide to withhold on payments made with respect to the securities to Non-U.S. Holders and will not be required to pay any additional amounts with respect to amounts withheld.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by the IRS notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

February 2019	Page 15

Morgan Stanley Finance LLC

Callable Fixed Income Securities due February 25, 2021
Based on the Worst Performing of the Dow Jones Industrial AverageSM and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

Dow Jones Industrial AverageSM Historical Performance

The following graph sets forth the daily closing values of the INDU Index for the period from January 1, 2014 through February 19, 2019. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the INDU Index for each quarter in the same period. The closing value of the INDU Index on February 19, 2019 was 25,891.32. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The INDU Index has at times experienced periods of high volatility, and you should not take the historical values of the INDU Index as an indication of its future performance. No assurance can be given as to the level of the INDU Index on the final observation date.

INDU Index Daily Closing Values January 1, 2014 to February 19, 2019

*The black solid line in the graph indicates the hypothetical downside threshold level, assuming the closing level on February 19, 2019 were the initial level.

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Morgan Stanley Finance LLC

Callable Fixed Income Securities due February 25, 2021
Based on the Worst Performing of the Dow Jones Industrial AverageSM and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

Dow Jones Industrial AverageSM	High	Low	Period End
2014
First Quarter	16,530.94	15,372.80	16,457.66
Second Quarter	16,947.08	16,026.75	16,826.60
Third Quarter	17,279.74	16,368.27	17,042.90
Fourth Quarter	18,053.71	16,117.24	17,823.07
2015
First Quarter	18,288.63	17,164.95	17,776.12
Second Quarter	18,312.39	17,596.35	17,619.51
Third Quarter	18,120.25	15,666.44	16,284.70
Fourth Quarter	17,918.15	16,272.01	17,425.03
2016
First Quarter	17,716.66	15,660.18	17,685.09
Second Quarter	18,096.27	17,140.24	17,929.99
Third Quarter	18,636.05	17,840.62	18,308.15
Fourth Quarter	19,974.62	17,888.28	19,762.60
2017
First Quarter	21,115.55	19,732.40	20,663.22
Second Quarter	21,528.99	20,404.49	21,349.63
Third Quarter	22,412.59	21,320.04	22,405.09
Fourth Quarter	24,837.51	22,557.60	24,719.22
2018
First Quarter	26,616.71	23,533.20	24,103.11
Second Quarter	25,322.31	23,644.19	24,271.41
Third Quarter	26,743.50	24,174.82	26,458.31
Fourth Quarter	26,828.39	21,792.20	23,327.46
2019
First Quarter (through February 19, 2019)	25,891.32	22,686.22	25,891.32

“Dow Jones,” “Dow Jones Industrial Average,” “Dow Jones Indexes” and “DJIA” are service marks of Dow Jones Trademark Holdings LLC. See “Dow Jones Industrial AverageSM” in the accompanying index supplement.

February 2019	Page 17

Morgan Stanley Finance LLC

Callable Fixed Income Securities due February 25, 2021
Based on the Worst Performing of the Dow Jones Industrial AverageSM and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

iShares® MSCI Emerging Markets ETF Historical Performance

The following graph sets forth the daily closing prices of the EEM Shares for the period from January 1, 2014 through February 19, 2019. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the EEM Shares for each quarter in the same period. The closing price of the EEM Shares on February 19, 2019 was $42.42. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The EEM Shares have at times experienced periods of high volatility, and you should not take the historical closing prices of the EEM Shares as an indication of their future performance. No assurance can be given as to the closing level of the EEM Shares on the final observation date.

EEM Shares Daily Closing Prices January 1, 2014 to February 19, 2019

* The black solid line in the graph indicates the hypothetical downside threshold level, assuming the closing level on February 19, 2019 were the initial level.

February 2019	Page 18

Morgan Stanley Finance LLC

Callable Fixed Income Securities due February 25, 2021
Based on the Worst Performing of the Dow Jones Industrial AverageSM and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

iShares® MSCI Emerging Markets ETF (CUSIP 464287234)	High ($)	Low ($)	Period End ($)
2014
First Quarter	40.99	37.09	40.99
Second Quarter	43.95	40.82	43.23
Third Quarter	45.85	41.56	41.56
Fourth Quarter	42.44	37.73	39.29
2015
First Quarter	41.07	37.92	40.13
Second Quarter	44.09	39.04	39.62
Third Quarter	39.78	31.32	32.78
Fourth Quarter	36.29	31.55	32.19
2016
First Quarter	34.28	28.25	34.25
Second Quarter	35.26	31.87	34.36
Third Quarter	38.20	33.77	37.45
Fourth Quarter	38.10	34.08	35.01
2017
First Quarter	39.99	35.43	39.39
Second Quarter	41.93	38.81	41.39
Third Quarter	45.85	41.05	44.81
Fourth Quarter	47.81	44.82	47.12
2018
First Quarter	52.08	45.69	48.28
Second Quarter	48.14	42.33	43.33
Third Quarter	45.03	41.14	42.92
Fourth Quarter	42.93	38.00	39.06
2019
First Quarter (through February 19, 2019)	43.42	38.45	42.42

February 2019	Page 19

Morgan Stanley Finance LLC

Callable Fixed Income Securities due February 25, 2021
Based on the Worst Performing of the Dow Jones Industrial AverageSM and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this preliminary pricing supplement.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying prospectus supplement, index supplement or prospectus, the terms described herein shall control.
Day count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
INDU Index publisher:	S&P Dow Jones Indices LLC or any successor thereof
Share underlying index:	MSCI Emerging Markets IndexSM
Share underlying index publisher:	MSCI Inc. or any successor thereof
Denominations:	$1,000 per security and integral multiples thereof
Interest period:	The quarterly period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.
Senior security or subordinated security:	Senior
Specified currency:	U.S. dollars
Record date:	One business day prior to the related scheduled coupon payment date; provided that any quarterly coupon payable at maturity shall be payable to the person to whom the payment at maturity shall be payable.
Postponement of the final observation date:

The final observation date is subject to postponement due to non-index business days and non-trading days, as applicable, or certain market disruption events, as described in the following paragraph.

If a market disruption event with respect to either underlying occurs on the scheduled final obsrvation date, or if the final observation date is not an index business day with respect to the INDU Index or a trading day with respect to the EEM Shares, the index closing value or the closing price, as applicable, solely for such underlying for such date will be determined on the immediately succeeding index business day or trading day, as applicable, on which no market disruption event will have occurred with respect to such affected underlying; provided that the closing level for either underlying will not be determined on a date later than the fifth scheduled index business day or trading day, as applicable, after the scheduled final observation date and if such date is not an index business day or trading day, as applicable, or if there is a market disruption event on such date, the calculation agent will (i) if the affected underlying is the INDU Index, determine the index closing value of such underlying on such date in accordance with the formula for calculating such underlying last in effect prior to the commencement of the market disruption event (or prior to the non-index business day), without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension, limitation or non-index business day) on such date of each security most recently constituting such underlying, and (ii) if the affected underlying is the EEM Shares, determine the closing price of the EEM Shares on such fifth trading day based on the mean, as determined by the calculation agent, of the bid prices for the EEM Shares for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, the closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

Postponement of coupon payment dates and the maturity date:	If any scheduled coupon payment date is not a business day, that quarterly coupon shall be paid on the next succeeding business day. If, due to a market disruption event or otherwise, the final observation date with respect to either underlying is postponed so that it falls less than two business days prior to the scheduled maturity date, the maturity date shall be postponed to the second business day following the final observation date as postponed, by which date the index closing value or closing price, as applicable, of each underlying has been determined and no adjustment shall be made to the payment at maturity.
Relevant exchange:	With respect to the INDU Index or its successor index, the share underlying index or its successor index, the primary exchange(s) or market(s) of trading for (i) any security then included in such index and (ii) any futures or options contracts related to such index or to any security then included in such index.
Business day:	Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
Index business day:	With respect to the INDU index, a day, as determined by the calculation agent, on which trading is generally conducted on each of the relevant exchange(s) for such underlying, other than a day on which trading on such exchange(s) is scheduled to close prior to the time of the posting of its regular final weekday closing

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price.
Trading day:	With respect to the EEM Shares, a day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange, The Nasdaq Stock Market LLC (the “Nasdaq”), the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.
Index closing value:	With respect to the INDU Index, index closing value on any index business day means the official closing value of such underlying, or any successor index as defined under “Discontinuance of the INDU Index; alteration of method of calculation” below), published at the regular official weekday close of trading on such index business day by the underlying index publisher for the INDU Index, as determined by the calculation agent. In certain circumstances, the index closing value for the INDU Index will be based on the alternate calculation of such underlying as described under “Discontinuance of the INDU Index; alteration of method of calculation” below.
Closing price:

Subject to the provisions set out under “Discontinuance of the EEM Shares and/or the share underlying index; alteration of method of calculation” below, the closing price for one share of the EEM Shares (or one unit of any other security for which a closing price must be determined) on any trading day means:

(i)          if the EEM Shares (or any such other security) are listed on a national securities exchange (other than the Nasdaq), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the EEM Shares (or any such other security) are listed,

(ii)         if the EEM Shares (or any such other security) are securities of the Nasdaq, the official closing price of the EEM Shares published by the Nasdaq on such day, or

(iii)        if the EEM Shares (or any such other security) are not listed on any national securities exchange but are included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day for the EEM Shares.

If the EEM Shares (or any such other security) are listed on any national securities exchange but the last reported sale price or the official closing price published by such exchange, or by the Nasdaq, as applicable, is not available pursuant to the preceding sentence, then the closing price for one share of the EEM Shares (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq or the OTC Bulletin Board on such day. If a market disruption event (as defined below) occurs with respect to the EEM Shares (or any such other security) or the last reported sale price or the official closing price published by the Nasdaq, as applicable, for the EEM Shares (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price for any trading day will be the mean, as determined by the calculation agent, of the bid prices for the EEM Shares (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, such closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. The term “OTC Bulletin Board Service” will include any successor service thereto, or, if applicable, the OTC Reporting Facility operated by FINRA. See “Discontinuance of the EEM Shares and/or the share underlying index; alteration of method of calculation” below.

Market disruption event:

With respect to the INDU Index, market disruption event means:

(i)   the occurrence or existence of any of:

(a) a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the value of such underlying (or a successor index) on the relevant exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange(s), or

(b) a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for securities then constituting 20 percent or more of the value of such underlying (or a successor index) during the last one-half hour preceding the close of the principal trading session on such relevant exchange(s) are materially inaccurate, or

(c) the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts or exchange-traded funds related to such underlying (or a successor index) for more than two hours of trading or during the one-half hour period preceding the

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close of the principal trading session on such market,

in each case as determined by the calculation agent in its sole discretion; and

(ii)   a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event exists at any time with respect to the INDU Index, if trading in a security included in such underlying is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of such underlying shall be based on a comparison of (x) the portion of the value of such underlying attributable to that security relative to (y) the overall value of such underlying, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event exists at any time with respect to the INDU Index: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange-traded fund will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts or exchange-traded funds on such underlying by the primary securities market trading in such contracts or funds by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or funds or (c) a disparity in bid and ask quotes relating to such contracts or funds will constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange-traded funds related to such underlying and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts or exchange-traded funds related to such underlying are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

With respect to the EEM Shares, market disruption event means:

(i) the occurrence or existence of any of:

(a) a suspension, absence or material limitation of trading of the EEM Shares on the primary market for the EEM Shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the EEM Shares as a result of which the reported trading prices for the EEM Shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the EEM Shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the calculation agent in its sole discretion; or

(b) a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the value of the share underlying index for the EEM Shares on the relevant exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange(s), in each case as determined by the calculation agent in its sole discretion; or

(c) the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the share underlying index or the underlying shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion; and

(ii) a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the share underlying index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the share underlying index will be based on a comparison of (x) the portion of the level of the share underlying index attributable to that security relative to (y) the overall level of the share underlying index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred with respect to the underlying shares: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event

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if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the underlying shares or in the futures or options contract related to the share underlying index or the EEM Shares will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts on the share underlying index or the EEM Shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the share underlying index or the EEM Shares and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts related to the share underlying index or the EEM Shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances. Regarding any permanent discontinuance of trading in the EEM Shares, see “Discontinuance of the EEM Shares and/or the share underlying index; alteration of method of calculation” below.
Discontinuance of the INDU Index; alteration of method of calculation:

If the INDU Index publisher discontinues publication of the INDU Index and the INDU Index publisher or another entity (including MS & Co.) publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to such discontinued INDU Index (such index being referred to herein as the “Successor Index”), then any subsequent index closing value for such affected INDU Index will be determined by reference to the published value of such successor index at the regular weekday close of trading on any index business day that such index closing value is to be determined, and to the extent the index closing value of the successor index differs from the index closing value of the INDU Index at the time of such substitution, proportionate adjustments will be made by the calculation agent to the relevant initial level and downside threshold level.

Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be furnished to the trustee, to us and to the depositary, as holder of the securities, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of the depositary and its direct and indirect participants.

If the INDU Index publisher discontinues publication of the INDU Index or the successor index prior to, and such discontinuance is continuing on, the final observation date and the calculation agent determines, in its sole discretion, that no successor index is available at such time, then the calculation agent will determine the index closing value for the INDU Index for such date. The index closing value of the INDU Index or the successor index will be computed by the calculation agent in accordance with the formula for and method of calculating such index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently constituting such index without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of an underlying may adversely affect the value of the securities.

If at any time, the method of calculating the INDU Index or the successor index, or the value thereof, is changed in a material respect, or if the INDU Index or the successor index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the value of such index had such changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of business in New York City on each date on which the index closing value for the INDU Index is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value of a stock index comparable to the INDU Index or the successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the index closing value of the INDU Index with reference to the INDU Index or the successor index, as adjusted. Accordingly, if the method of calculating the INDU Index or the successor index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the calculation agent will adjust such index in order to arrive at a value of the INDU Index or the successor index as if it had not been modified (e.g., as if such split had not occurred).

Discontinuance of the EEM Shares and/or the share underlying index; alteration of method of calculation:

If trading in the EEM Shares on every applicable national securities exchange, on the OTC Bulletin Board and in the over-the-counter market is permanently discontinued or the iShares® MSCI Emerging Markets ETF is liquidated or otherwise terminated (a “discontinuance or liquidation event”), the closing price of the EEM Shares on any trading day following the discontinuance or liquidation event will be determined by the calculation agent and will be deemed to equal the product of (i) the closing value of the share underlying index for the EEM Shares (or any successor index, as described below) on such date (taking into account any material changes in the method of calculating the share underlying index following such discontinuance or

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liquidation event) and (ii) a fraction, the numerator of which is the closing price of the EEM Shares and the denominator of which is the closing value of the share underlying index (or any successor index, as described below), each determined as of the last day prior to the occurrence of the discontinuance or liquidation event on which a closing price was available.

If, subsequent to a discontinuance or liquidation event, the share underlying index publisher discontinues publication of the share underlying index and the share underlying index publisher or another entity (including MS & Co.) publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued the share underlying index (such index being referred to herein as a “successor index”), then any subsequent closing price for the EEM Shares on any trading day following a discontinuance or liquidation event will be determined by reference to the published value of such successor index at the regular weekday close of trading on such trading day, and, to the extent the value of the successor index differs from the value of the share underlying index at the time of such substitution, proportionate adjustments shall be made by the calculation agent for purposes of calculating payments on the securities.

Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be furnished to the trustee, to us and to the depositary, as holder of the securities, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of the depositary and its direct and indirect participants.

If, subsequent to a discontinuance or liquidation event, the share underlying index publisher discontinues publication of the share underlying index prior to, and such discontinuance is continuing on, the final observation date, and the calculation agent determines, in its sole discretion, that no successor index is available at such time, then the calculation agent will determine the closing price for the EEM Shares for such date. Such closing price will be computed by the calculation agent in accordance with the formula for and method of calculating such share underlying index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently composing the share underlying index without any rebalancing or substitution of such securities following such discontinuance.

Antidilution adjustments:

The adjustment factor with respect to the EEM Shares shall be adjusted as follows:

If the EEM Shares are subject to a stock split or reverse stock split, then once such split has become effective, the adjustment factor for the EEM Shares will be adjusted by the calculation agent to equal the product of the prior adjustment factor and the number of shares issued in such stock split or reverse stock split with respect to one share of the EEM Shares.

No adjustment to the adjustment factor pursuant to the paragraph above will be required unless such adjustment would require a change of at least 0.1% in the amount being adjusted as then in effect. Any number so adjusted will be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

The calculation agent will be solely responsible for the determination and calculation of any adjustments to the adjustment factor or method of calculating the adjustment factor and of any related determinations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Alternate exchange calculation in case of an event of default:

If an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (the “Acceleration Amount”) will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the securities. That cost will equal:

•     the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•     the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the securities, which we describe below, the holders of the securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to

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effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to MSFL or Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the Acceleration Amount and the aggregate cash amount due, if any, with respect to the securities as promptly as possible and in no event later than two business days after the date of such acceleration.

Default quotation period

The default quotation period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third business day after that day, unless:

•     no quotation of the kind referred to above is obtained, or

•     every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final observation date, then the Acceleration Amount will equal the principal amount of the securities.

Qualified financial institutions

For the purpose of determining the Acceleration Amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•     A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

•     P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Trustee:	The Bank of New York Mellon, a New York banking corporation
Calculation agent:

The calculation agent for the securities will be MS & Co. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us.

All calculations with respect to the quarterly coupon, the redemption payment and the payment at maturity, if any, shall be made by the calculation agent and shall be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per stated principal amount shall be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of the securities shall be rounded to the nearest cent, with one-half cent rounded upward.

Because the calculation agent is our affiliate, the economic interests of the calculation agent and its affiliates may be adverse to your interests as an investor in the securities, including with respect to certain determinations and judgments that the calculation agent must make in determining the payment that you will

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receive, if any, on each coupon payment date, upon early redemption or at maturity or whether a market disruption event has occurred. See “Market disruption event,” “Discontinuance of the INDU Index; alteration of method of calculation” and “Discontinuance of the EEM Shares and/or the share underlying index; alteration of method of calculation.” MS & Co. is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final observation date as postponed.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as quarterly coupon with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due with respect to the quarterly coupon to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the redemption date or the business day preceding the maturity date, as applicable, and (ii) deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the redemption date or maturity date, as applicable.

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Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Book entry security or certificated security:	Book entry. The securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, the depositary and will be registered in the name of a nominee of the depositary. The depositary’s nominee will be the only registered holder of the securities. Your beneficial interest in the securities will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in the depositary. In this preliminary pricing supplement, all references to payments or notices to you will mean payments or notices to the depositary, as the registered holder of the securities, for distribution to participants in accordance with the depositary’s procedures. For more information regarding the depositary and book entry notes, please read “The Depositary” in the accompanying prospectus supplement and “Forms of Securities—Global Securities—Registered Global Securities” in the accompanying prospectus.
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of ownership and disposition of the securities. This discussion applies only to initial investors in the securities who:

•    purchase the securities at their “issue price,” which will equal the first price at which a substantial amount of the securities is sold to the public (not including bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers); and

•    hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•    certain financial institutions;

•    insurance companies;

•    certain dealers and traders in securities or commodities;

•    investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•    U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•    partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•    regulated investment companies;

•    real estate investment trusts; or

•    tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws

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to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security, under current law, for U.S. federal income tax purposes, as a unit consisting of the following:

(i)    a put right (the “Put Right”) written by you to us that, if exercised, requires you to pay us an amount equal to the Deposit (as defined below) in exchange for a cash amount based on the performance of the worst performing underlier; and

(ii)   a deposit with us of a fixed amount of cash, equal to the issue price, to secure your obligation under the Put Right (the “Deposit”) that pays interest based on our cost of borrowing at the time of issuance (the “Yield on the Deposit”).

Based on the treatment set forth above, a portion of the coupon on the securities will be treated as the Yield on the Deposit, and the remainder will be attributable to the premium on the Put Right (the “Put Premium”). The Yield on the Deposit will be determined by us as of the pricing date and set forth in the applicable pricing supplement.

We will allocate 100% of the issue price of the securities to the Deposit and none to the Put Right. Our allocation of the issue price between the Put Right and the Deposit will be binding on you, unless you timely and explicitly disclose to the Internal Revenue Service (the “IRS”) that your allocation is different from ours. This allocation is not, however, binding on the IRS or a court.

No statutory, judicial or administrative authority directly addresses the treatment of the securities or instruments similar to the securities for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to the securities. Significant aspects of the U.S. federal income tax consequences of an investment in the securities are uncertain, and no assurance can be given that the IRS or a court will agree with the tax treatment described herein. In the opinion of our counsel, Davis Polk & Wardwell LLP, the treatment of the securities described above is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the pricing date. Accordingly, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities (including alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment and the allocation described above.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•    a citizen or individual resident of the United States;

•    a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•    an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities and allocation of the issue price as set forth above are respected, the following U.S. federal income tax consequences should result.

Coupon Payments on the Securities. Under the characterization described above under “—General,” only a portion of the coupon payments on the securities will be attributable to the Yield on the Deposit. The remainder of the coupon payments will represent payments attributable to the Put Premium. To the extent attributable to the Yield on the Deposit, coupon payments on the securities should generally be taxable to a U.S. Holder as ordinary interest income at the time accrued or received, in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes.

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The Put Premium will not be taxable to a U.S. Holder upon receipt but will be accounted for as described below.

Tax Basis. Based on our determination set forth above, the U.S. Holder’s initial tax basis in the Deposit will be 100% of the issue price. The determination of gain or loss with respect to the Put Right is described below.

Receipt of Stated Principal Amount in Cash upon Settlement of the Securities. If a U.S. Holder receives the stated principal amount of a security in cash (excluding cash attributable to coupon payments on the security, which would be taxed as described above under “—Coupon Payments on the Securities”), the Put Right will be deemed to have expired unexercised. In such case, the U.S. Holder will not recognize any gain upon the return of the Deposit, but will recognize the total amount of Put Premium received by the U.S. Holder over the term of the securities (including Put Premium received upon settlement) as short-term capital gain at such time.

Receipt of a Cash Amount Based on the Performance of the Underlier upon Maturity of the Securities. If a U.S. Holder receives an amount of cash (excluding cash attributable to coupon payments on the securities, which would be taxed as described above under “—Coupon Payments on the Securities”) that is less than the stated principal amount of the securities, the Put Right will be deemed to have been exercised and the U.S. Holder will be deemed to have applied the Deposit toward the cash settlement of the Put Right. In such case, the U.S. Holder will not recognize any gain or loss in respect of the Deposit, but will recognize short-term capital gain or loss in an amount equal to the difference between (i) the amount of cash received by the U.S. Holder at maturity (excluding cash attributable to coupon payments on the securities), plus the total Put Premium received by the U.S. Holder over the term of the securities (including the Put Premium received at maturity) and (ii) the Deposit.

Sale or Exchange of the Securities Prior to Settlement. Upon the sale or exchange of a security, a U.S. Holder will generally recognize long-term capital gain or loss with respect to the Deposit if the U.S. Holder has held the securities for more than one year at the time of such sale or exchange and short-term capital gain or loss otherwise. The U.S. Holder will also generally recognize short-term capital gain or loss with respect to the Put Right. For the purpose of determining such gain or loss, a U.S. Holder should apportion the amount realized on the sale or exchange of a security (excluding any amount attributable to accrued but unpaid Yield on the Deposit, which would be taxed as described under “—Coupon Payments on the Securities”) between the Deposit and the Put Right based on their respective values on the date of such sale or exchange. The amount of capital gain or loss on the Deposit will equal the amount realized that is attributable to the Deposit, less the U.S. Holder’s adjusted tax basis in the Deposit. The amount realized that is attributable to the Put Right, together with the total Put Premium received by the U.S. Holder over the term of the security, will be treated as short-term capital gain.

If the value of the Deposit on the date of such sale or exchange exceeds the total amount realized on the sale or exchange of the security, the U.S. Holder will be treated as having (i) sold or exchanged the Deposit for an amount equal to its value on that date and (ii) made a payment (the “Put Right Assumption Payment”) to the purchaser of the security equal to the amount of such excess, in exchange for the purchaser’s assumption of the U.S. Holder’s rights and obligations under the Put Right. In such a case, the U.S. Holder will recognize short-term capital gain or loss in respect of the Put Right in an amount equal to the total Put Premium received by the U.S. Holder over the term of the security, less the amount of the Put Right Assumption Payment deemed to be made by the U.S. Holder.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper characterization of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to treat a security or the Deposit as a debt instrument subject to Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”).

If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities or to the Deposit, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue interest income as original issue discount, subject to adjustments, at a “comparable yield” based on our cost of borrowing. Furthermore, if the securities or Deposit were treated as contingent payment debt instruments, any gain realized with respect to the securities or the Deposit would generally be treated as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Even if the Contingent Debt Regulations do not apply to the securities, other alternative U.S. federal income

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tax characterizations or treatments of the securities are also possible, which if applied could significantly affect the timing and character of the income or loss with respect to the securities. It is possible, for example, that a security could be treated as constituting an “open transaction” with the result that the coupon payments on the securities might not be accounted for separately as giving rise to income to U.S. Holders until the sale, exchange or settlement of the securities. Alternatively, the entire coupon on the securities could be required to be included in income by a U.S. Holder at the time received or accrued. Other alternative characterizations are also possible. Accordingly, prospective purchasers should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for U.S. Holders of the securities is the character and timing of income or loss realized with respect to these instruments (including whether the Put Premium might be required to be included currently as ordinary income). Accordingly, prospective investors should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including the possible implications of this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•    an individual who is classified as a nonresident alien;

•    a foreign corporation; or

•    a foreign trust or estate.

The term “Non-U.S. Holder” does not include any of the following holders:

•    a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•    certain former citizens or residents of the United States; or

•    a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

General

Assuming the treatment of the securities as set forth above is respected and subject to the discussions below regarding the potential application of Section 871(m) of the Code and FATCA, payments with respect to a security, and gain realized on the sale, exchange or other disposition of such security, should not be subject to U.S. federal income or withholding tax under current law, provided that:

•    the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

•    the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

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•    the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code; and

•    the certification requirement described below has been fulfilled with respect to the beneficial owner.

Certification Requirement. The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a security (or a financial institution holding a security on behalf of the beneficial owner) furnishes to the applicable withholding agent an IRS Form W-8BEN (or other appropriate form), on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

Possible Alternative Tax Treatments of an Investment in the Securities

As described above under “—Tax Consequences to U.S. Holders—Possible Alternative Tax Treatments of an Investment in the Securities,” the IRS may seek to apply a different characterization and tax treatment from the treatment described herein. While the U.S. federal income and withholding tax consequences to a Non-U.S. Holder of ownership and disposition of a security under current law should generally be the same as those described immediately above, it is possible that a Non-U.S. Holder could be subject to withholding tax under certain recharacterizations of the securities.

Moreover, among the issues addressed in the IRS notice described in “—Tax Consequences to U.S. Holders” is the degree, if any, to which income realized by Non-U.S. Holders should be subject to withholding tax. It is possible that any Treasury regulations or other guidance issued after consideration of this issue could materially and adversely affect the withholding tax consequences of ownership and disposition of the securities, possibly with retroactive effect. Accordingly, prospective investors should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including the possible implications of the notice discussed above. Prospective investors should note that we currently do not intend to withhold on any of the payments made with respect to the securities to Non-U.S. Holders (subject to compliance by such holders with the certification requirement described above and to the discussion below regarding FATCA). However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we (or any financial intermediary) may decide to withhold on payments made with respect to the securities to Non-U.S. Holders and we will not be required to pay any additional amounts with respect to amounts withheld.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2021 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the prospectus supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty exemption, the securities may be treated as U.S. situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

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Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. Compliance with the certification procedures described under “—General—Certification Requirement” will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under recently proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds. While the treatment of the securities is unclear, you should assume that the yield on the Deposit will be subject to the FATCA rules. It is also possible in light of this uncertainty that an applicable withholding agent will treat the entire amount of the coupon payments as being subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be by us used for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 3 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities. See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the EEM Shares, in stocks constituting the INDU Index or the share underlying index, in futures and/or options contracts on the EEM Shares, the INDU Index, the share underlying index or their component stocks listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial level of an underlying, and, as a result, increase the downside threshold level for such underlying, which, if the securities are not redeemed prior to maturity, is the level at or above which such underlying must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlying). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of such underlying on the final observation date, and, accordingly, the amount of cash you receive at maturity, if any (depending also on the performance of the other underlying).

Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest”

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within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition of these securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)   the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)   we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets

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and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)   our interests are adverse to the interests of the purchaser or holder; and

(v)   neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan. In this regard, neither this discussion nor anything provided in this document is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of these securities should consult and rely on their own counsel and advisers as to whether an investment in these securities is suitable.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $ for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Overview” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

In order to facilitate the offering of the securities, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the agent may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities, for its own account. The agent must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the agent may bid for, and purchase, the securities or the securities underlying the underlyings in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. The agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the agent has entered into a hedging transaction with us in connection with this offering of securities. See “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement and “Use of Proceeds and Hedging” above.

Selling restrictions:

General

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the securities or possession or distribution of this preliminary pricing supplement or the accompanying prospectus supplement, index supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this preliminary pricing supplement or the accompanying prospectus supplement, index supplement or prospectus or any other offering material relating to the securities, may be made in or from any jurisdiction except in

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Morgan Stanley Finance LLC

Callable Fixed Income Securities due February 25, 2021
Based on the Worst Performing of the Dow Jones Industrial AverageSM and the iShares® MSCI Emerging Markets ETF
Principal at Risk Securities

circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the agent or any dealer.

The agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes this preliminary pricing supplement and the accompanying prospectus supplement, index supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities. We shall not have responsibility for the agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

In addition to the selling restrictions set forth in “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement, the following selling restrictions also apply to the securities:

Brazil

The securities have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission). The securities may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

Chile

The securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the securities or distribution of this preliminary pricing supplement or the accompanying prospectus supplement, index supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

Mexico

The securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This preliminary pricing supplement, the accompanying prospectus supplement, the accompanying index supplement and the accompanying prospectus may not be publicly distributed in Mexico.

Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the prospectus supplement and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the prospectus supplement, the index supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the prospectus supplement and the index supplement if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Prospectus Supplement dated November 16, 2017

Index Supplement dated November 16, 2017

Prospectus dated November 16, 2017

Terms used but not defined in this preliminary pricing supplement are defined in the prospectus supplement, in the index supplement or in the prospectus.

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